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Exhibit 5.2

APPLEBY
 APPLEBY/SPURLING/HUNTER

Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 USA	e-mail: TammyR@applebyglobal.com direct dial: Tel (441) 298 3253 Fax (441) 298 3488 your ref: appleby ref: TR/ah/1052.212

3 May 2004

Ladies and Gentlemen,

Sea Containers Ltd.—Form S-3 Filing

        We have acted as Bermuda counsel to Sea Containers Ltd., a Bermuda company (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3, Registration No.333-11588 (the "Registration Statement"), under the United States Securities Act of 1933, as amended (the "Securities Act"), for the proposed issuance and sale from time to time, in one or more public offerings, of up to $200,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"). It is proposed that $103,000,000 aggregate principal amount of the Debt Securities will be issued as 10 1/2% Senior Notes due 2012 of the Company (the "Notes") pursuant to the indenture filed as Exhibit 4.1 to the Current Report on Form 8-K of which this opinion is a part (the "Shelf Indenture"), and that the Notes will be sold pursuant to the terms of the pricing agreement filed as Exhibit 1 to the said Current Report (the "Pricing Agreement").

        For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (the "Documents").

Assumptions

        In stating our opinion we have assumed:

  (a)
  the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

  (b)
  the genuineness of all signatures on the Documents;

  (c)
  the authority, capacity and power of natural persons signing the Documents (other than those persons signing on behalf of the Company);

  (d)
  that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

  (e)
  that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

  (f)
  that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by the Board of Directors of the Company; and

  (g)
  that each director of the Company, when the Board of Directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company.

Opinion

        Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

  1.
  The Company has the corporate power to enter into and perform its obligations under the Shelf Indenture, the Notes and the Pricing Agreement.

  2.
  The Notes have been duly authorised, executed and delivered by the Company.

Reservations

        We have the following reservations:

  (a)
  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

  (b)
  Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

  (c)
  Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

  (d)
  Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

  (i)
  whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

  (ii)
  whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

  (iii)
  details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded;

  (iv)
  details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

    (v)
    whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

  (e)
  In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

  (f)
  In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

Disclosure

        This opinion is addressed to you to assist you in delivering your own opinion in connection with the issuance of the Notes and (save as referred to in the following paragraph), is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the captions "Risk Factors", "Description of the Notes" and "Legal Matters" in the prospectus supplement dated 28 April 2004, forming a part of the Registration Statement. In giving this consent, we do not admit we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933.

        This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully

/s/  APPLEBY SPURLING HUNTER

SCHEDULE

1.
A certified copy of the resolutions adopted by the Board of Directors on 3 February 2000, 9 February 2004, and 28 April 2004 (the "Resolutions").

2.
Certified copies of the following documents of the Company:

(a)
The Sea Containers Ltd., Company Act Number 2 1989
The Sea Containers Ltd., Amendment Act 1983
The Sea Containers Atlantic Ltd., Company Act 1978;

(b)
Memorandum of Association as altered (6 April 1990); and

(c)
Bye-Laws of the Company as amended and restated on 11 July 1990 and further amended on 22 April 1992 (effective 23 June 1992 and further amended and restated by the shareholders on 6 June 2001).

  (Together, the "Constitutional Documents").

3.
A certified copy of the Bermuda Monetary Authority Letter dated 29 November 2002 in respect of the issue and free transferability of the securities of Sea Containers Ltd.

4.
The entries and filings shown in respect of the Company on the files of the Company maintained at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by searches completed on 28 April 2004 (the "Company Search").

5.
The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda as revealed by searches completed on 28 April 2004 (the "Litigation Search").

6.
A Certificate of Compliance, dated 28 April 2004 issued by the Ministry of Finance in respect of the Company.

7.
An electronic copy of the Registration Statement on Form S-3, Registration No. 333-11588, under the United States Securities Act of 1933, and Amendments 1 and 2 thereto (the "Registration Statement").

8.
Copy of the executed Pricing Agreement dated 28 April 2004 (incorporating Standard Underwriting Agreement Provisions) between the Company and the Underwriters named therein (the "Pricing Agreement").

9.
Copy of the executed indenture dated 1 May 2004 in relation to the issue of the Notes entered into between the Company and Trustee named therein (the "Shelf Indenture").

10.
The form of Notes (the "Notes").

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  Exhibit 5.2